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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-09333, No. 333-09335, No. 33-81146 and No. 33-98176) of PC
Service Source, Inc. of our report dated February 7, 2000, with respect to the consolidated financial statements and schedule of PC Service Source, Inc. and subsidiaries at December 31, 1999 and 1998 and for the years then ended included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                         /s/ Ernst & Young LLP


Dallas, Texas
March 28, 2000